UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2007

CITIZENS FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

DELAWARE	2-96144	55-0666598
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

211 Third Street, Elkins, West Virginia	26241
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (304) 636-4095

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2007, the board of directors of Citizens Financial Corp. appointed William T. Johnson, Jr. acting President and CEO. This appointment was deemed necessary due to the illness of the company’s permanent CEO, Robert J. Schoonover. We expect Mr. Schoonover to return to his normal duties when his health permits.

Mr. Johnson, who is 63 years of age, has served as a director and vice president of the registrant since 2005. He has also served as president and CEO of the subsidiary bank during the same time period. In total he has over 40 years of experience with the bank in a variety of capacities and his experience makes him well qualified to accept this temporary assignment. Mr. Johnson will receive no compensation for his duties as acting President and CEO nor will there be any changes in his compensation as an officer of the bank as a result of this appointment. Like all other officers of the registrant, he will serve without any type of employment contract. Mr. Johnson does engage in normal banking transactions with the subsidiary including lending transactions. All such transaction are done in the normal course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons.

A complete list of the executive officers of Citizens Financial Corp. and it’s subsidiary bank, their age, present position, period during which they have served in that position and primary business experience during the past five years follows. All officers serve one year terms subject to reappointment by the board. Other than the temporary nature of Mr. Johnson’s appointment, there are no arrangements or understandings regarding the selection of these officers. Further, there are no family relationships between these officers or with any board members.

	Present	Period	Principal Occupation
Name and Age	Position	Served	Past Five Years

Robert J. Schoonover 67	President & CEO	1994-current	President & CEO, Citizens Financial Corp. and Citizens National Bank

William T. Johnson, Jr. 63	Acting President & CEO, Vice President	Temporary beginning 3/14/07, 2005-current	President & CEO and Executive Vice President Citizens National Bank

Thomas K. Derbyshire 48	Vice President, Treasurer	1991-current	Executive Vice President, Senior Vice President and Chief Financial Officer, Citizens National Bank

Rudy F. Torjak, Jr. 58	Chief Credit Officer Citizens National Bank	2006-current	Chief Credit Officer, Citizens National Bank; Senior Vice President Commercial Lending, Wesbanco

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Citizens Financial Corp.

/s/ 3/14/07

/s/ Thomas K. Derbyshire

Vice President, Treasurer
Principal Financial